Exhibit 10.2

[Chase]

October 17, 2005

Lydall, Inc.

Lydall Deutschland Holding GmbH

One Colonial Road

Manchester, Connecticut 06045

Re:	Credit Agreement / Waiver.

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of July 14, 1999 (as amended and restated as of May 13, 2002, as amended and restated as of August 29, 2003, as amended as of July 27, 2004 and as amended as of February 1, 2005, the “Credit Agreement”) among Lydall, Inc., a Delaware corporation (the “Borrower”); Lydall Deutschland Holding GmbH (the “Subsidiary Borrower”); each of the financial institutions which is a signatory thereto as a “Lender” (the “Lenders”); JPMorgan Chase Bank, as administrative agent for the Lenders (the “Administrative Agent”); and Bank of New York, as documentation agent for the Lenders (the “Documentation Agent”). All terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Until the Borrower delivers financial statements to the Lenders for the fiscal quarter ending December 31, 2005 and certifies that no Default has occurred, the Borrower agrees not to make, or permit any Subsidiary to make, any Restricted Payment otherwise permitted by Section 6.06(a)(iii) of the Credit Agreement. Subject to the foregoing, each of the Lenders waives noncompliance by the Borrower with Section 6.16(b) of the Credit Agreement for the fiscal quarter ended September 30, 2005, provided that the Consolidated EBITDA to be reported under section 5.01(b,d) for the fiscal quarter ended September 30, 2005 is not less than $20,000,000.

Except as specifically set forth herein, the terms of this letter shall not operate as a waiver by the Administrative Agent, the Documentation Agent or the Lenders of any affirmative, negative or financial covenant contained in the Credit Agreement or otherwise prejudice the rights, remedies or powers of the Administrative Agent, the Documentation Agent or any Lender under the Credit Agreement, the other Loan Documents or applicable law. Except as expressly provided herein: (i) no terms and provisions of the Loan Documents are modified or changed by this letter; and (ii) the terms and provisions of the Loan Documents shall continue in full force and effect.

Very truly yours,

JPMORGAN CHASE BANK, N.A. individually and as Administrative Agent

By	/S/ PETER M. KILLEA

Name: Peter M. Killea
Title: Vice President

THE BANK OF NEW YORK, individually and as Documentation Agent

By	/S/ SCOTT BOGNAR

Name: Scott Bognar
Title: Vice President

WEBSTER BANK

By	/S/ MATTHEW O. RILEY

Name: Matthew O. Riley
Title: Senior Vice President

BROWN BROTHERS HARRIMAN & CO.

By	/S/ JOHN D. ROGERS

Name: John D. Rogers
Title: Senior Vice President

WACHOVIA BANK, N.A.

By	/S/ PATRICIA S. GAUDREAU

Name: Patricia S. Gaudreau
Title: Senior Vice President

ACKNOWLEDGED AND AGREED:

LYDALL, INC.

By	/S/ THOMAS P. SMITH

Name: Thomas P. Smith
Title: Vice President, CFO and Treasurer

LYDALL DEUTSCHLAND HOLDING GMBH

By	/S/ DAVID FREEMAN

Name: David Freeman
Title: President and Chief Executive Officer